Exhibit 99.1

ESSEX RENTAL CORP. REPORTS 2015 SECOND QUARTER RESULTS

Second quarter adjusted EBITDA before non-cash compensation and non-recurring expenses increased sequentially by 31.9% to $4.5 million

BUFFALO GROVE, IL - August 5, 2015 - Essex Rental Corp. (Nasdaq: ESSX) ("Essex" or the “Company”) today announced its consolidated results for the second quarter ended June 30, 2015.
Second Quarter 2015 Highlights

•	Hydraulic crawler crane utilization increased to 75.2% for the three month period ended June 30, 2015 compared to 65.0% for the three month period ended June 30, 2014;

•
City and other tower crane utilization increased to 60.8% for the three month period ended June 30, 2015 compared to 46.0% for the three month period ended June 30, 2014. Rental revenue generated from tower cranes in the quarter was at its highest level since we acquired these assets;

•	Coast Crane rental segment gross profit increased by approximately $500,000 or 17.8% for the three month period ended June 30, 2015 compared to the three month period ended June 30, 2014;

•	Parts and service gross profit increased by approximately $800,000 or 58.4% for the three month period ended June 30, 2015 compared to the three month period ended June 30, 2014;

•	Gross profit increased by $600,000 to $5.9 million for the three month period ended June 30, 2015 compared to $5.3 million for the three month period ended June 30, 2014; and

•	Adjusted EBITDA increased sequentially by approximately $1.1 million or 31.9% for the three month period ended June 30, 2015 compared to the three month period ended March 31, 2015.

Nick Matthews, President and CEO of Essex stated, “Demand for our hydraulic crawler cranes, tower cranes and heavy rough terrain cranes continued to show improvement both sequentially and year over year in the second quarter of 2015. The increased rental revenue generated from these assets, which make up the majority of the orderly liquidation value of our rental fleet, helped to offset the decrease in rental revenue generated from the large hydraulic attachments that were on rent last year.”

“We continue discussions with the lenders of the Essex Crane Revolving Credit Facility to remedy the previously disclosed events of default. We believe the best value to our shareholders and our lenders is to restructure the Essex Crane subsidiary to unlock the value of its operating model. The Company and the Board of Directors are in the process of engaging a financial advisor to assist the Company in connection with its current financial and operational performance and strategic planning.”

Mr. Matthews continued, “The assets that make up a significant portion of the value of our rental fleet remain active. However, we are cognizant of the concerns in the market related to oil prices that remain depressed. With the broad array of end markets that our assets serve, we have been able to continue to drive high levels of utilization in most of our key assets. While we have been encouraged by the current activity and look forward to the benefits of our recently implemented cost savings initiatives, we continue to see softness in our retail sales and our traditional crawler crane utilization levels, and we remain cautious on our outlook for the remainder of the year.”

Second Quarter 2015 Overview

Essex Crane equipment rentals segment revenues were $8.2 million for the three month period ended June 30, 2015 versus $8.8 million for the three month period ended June 30, 2014. Essex Crane equipment rentals segment revenues include equipment rentals, transportation and used rental equipment sales revenue generated from the Essex Crane subsidiary. The $600,000 decrease was driven by a $600,000 decrease in equipment rental revenue and a $400,000 decrease in transportation revenue, partially offset by a $400,000 increase in used rental equipment sales. The decrease in equipment rental revenue was primarily driven by a decrease in large hydraulic attachment rental revenue.

Coast Crane equipment rentals segment revenues were $7.5 million for the three month period ended June 30, 2015 versus $7.6 million for the three month period ended June 30, 2014. Coast Crane equipment rentals segment revenues include equipment

Exhibit 99.1

rentals, transportation and used rental equipment sales revenue generated from the Coast Crane subsidiary. The $100,000 decrease was driven by a $300,000 decrease in used rental equipment sales, partially offset by a $200,000 increase in equipment rental revenue. Despite the decrease in overall revenue, gross profit increased by $500,000 or 17.8% due primarily to stronger margins from equipment rentals and used rental equipment sales.

Equipment distribution segment revenues, which includes the retail distribution of new and used equipment, but excludes the proceeds received from the sale of used rental equipment, were $3.3 million for the three month period ended June 30, 2015 compared to $2.9 million for the three month period ended June 30, 2014.

Parts and service segment revenues increased to $6.3 million for the three month period ended June 30, 2015 compared to $5.2 million for the three month period ended June 30, 2014. Parts and service segment revenues include retail parts sales, billable service work done on our own equipment and service on customer-owned equipment.

Total gross profit increased 12.4% to $5.9 million for the three month period ended June 30, 2015 from $5.3 million for the three month period ended June 30, 2014. The increase is primarily due to the increase in gross profit generated from the Coast Crane equipment rentals segment and the parts and service segment. Gross profit margin increased to 23.5% for the three month period ended June 30, 2015 from 21.5% for the three month period ended June 30, 2014.

Selling, general and administrative expenses excluding non-cash compensation and non-recurring expenses increased by 9.3% to $5.9 million for the three month period ended June 30, 2015 as compared to $5.4 million for the three month period ended June 30, 2014. The increase is primarily related to a large business tax refund received in the second quarter of 2014 that reduced prior year costs in addition to an increase in headcount.

EBITDA before non-cash compensation and non-recurring expenses was $4.5 million for the three month periods ended June 30, 2015 and June 30, 2014. Non-cash compensation and non-recurring expenses was $700,000 for the three month period ended June 30, 2015 and $400,000 for the three month period ended June 30, 2014. Non-recurring expenses for the three month period ended June 30, 2015 were primarily made up of severance and proxy related expenses.

Conference Call

Essex’s management team will conduct a conference call to discuss the operating results at 9:00 a.m. ET on Thursday, August 6, 2015. Interested parties may participate in the call by dialing (877) 407-8291 (Domestic) and (201) 689-8345 (International). Please dial in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexrentalcorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.
About Essex Rental Corp.
Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the

Exhibit 99.1

continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility and any actions of our lenders in relation to events of default under our indebtedness, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to adjusted EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP. Adjusted EBITDA represents the sum of net income, tax benefit, foreign currency exchange gains and losses, interest expense, other income, depreciation, amortization and impairment expense. Adjusted EBITDA is used internally when evaluating our operating performance and, we believe, allows investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Management believes that adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliation, provides useful information about operating performance and period-over-period growth, and provides additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting our ongoing cash earnings. However, adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as indicators of operating performance or liquidity. Adjusted EBITDA has been presented as a supplemental disclosure because adjusted EBITDA is a widely used measure of performance and basis for valuation. A reconciliation of adjusted EBITDA to net loss is included in the financial tables accompanying this release.

CONTACT:
Essex Rental Corp.
Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexrental.com
OR
Patrick Merola
Manager of Investor Relations
(847) 215-6514 / pmerola@essexrental.com

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Condensed Consolidated Statements of Operations (Amounts in thousands, except share and per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES
Equipment rentals	$12,098	$12,518	$24,143	$23,562
Retail equipment sales	3,300	2,877	6,122	4,178
Used rental equipment sales	1,812	1,746	2,836	4,065
Retail parts sales	2,093	2,375	4,019	4,542
Transportation	1,750	2,192	3,174	3,965
Equipment repairs and maintenance	4,162	2,801	6,987	5,283
TOTAL REVENUES	25,215	24,509	47,281	45,595

COST OF REVENUES
Salaries, payroll taxes and benefits	2,996	2,834	5,977	5,378
Depreciation	4,471	4,613	8,912	9,217
Retail equipment sales	3,121	2,542	5,722	3,692
Used rental equipment sales	1,166	1,260	1,919	3,179
Retail parts sales	1,672	1,854	3,238	3,596
Transportation	1,497	2,048	2,763	3,824
Equipment repairs and maintenance	3,485	3,275	6,110	5,652
Yard operating expenses	882	810	1,721	1,602
TOTAL COST OF REVENUES	19,290	19,236	36,362	36,140

GROSS PROFIT	5,925	5,273	10,919	9,455

Selling, general and administrative expenses	6,610	5,828	13,048	11,747
Other depreciation and amortization	178	255	351	513
LOSS FROM OPERATIONS	(863)	(810)	(2,480)	(2,805)

OTHER INCOME (EXPENSES)
Other income (expense)	—	(9)	1	2
Interest expense	(3,972)	(3,602)	(7,789)	(6,574)
Foreign currency exchange gains (losses)	85	99	(251)	(53)
TOTAL OTHER INCOME (EXPENSES)	(3,887)	(3,512)	(8,039)	(6,625)

LOSS BEFORE INCOME TAXES	(4,750)	(4,322)	(10,519)	(9,430)

BENEFIT FOR INCOME TAXES	(1,899)	(1,581)	(4,112)	(3,520)

NET LOSS	$(2,851)	$(2,741)	$(6,407)	$(5,910)

Weighted average shares outstanding:
Basic	24,938,175	24,801,387	24,929,536	24,795,396
Diluted	24,938,175	24,801,387	24,929,536	24,795,396

Loss per share:
Basic	$(0.11)	$(0.11)	$(0.26)	$(0.24)
Diluted	$(0.11)	$(0.11)	$(0.26)	$(0.24)

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Utilization Statistics (Unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Utilization Statistics - "Days" Utilization
Crawler Cranes - Hydraulic	75.2%	73.0%	65.0%
Crawler Cranes - Traditional	21.9%	26.7%	25.9%
Rough Terrain Cranes	55.6%	54.1%	68.2%
Boom Trucks	50.9%	46.3%	45.3%
Self-Erecting Tower Cranes	30.8%	51.4%	31.3%
City & Other Tower Cranes	60.8%	56.5%	46.0%

(See definitions in the quarterly and annual reports filed with the SEC)

Essex Rental Corp. and Subsidiaries Segment Revenues and Gross Profit (Amounts in thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Segment revenues
Essex Crane equipment rentals	$8,179	$8,846	$16,097	$17,156
Coast Crane equipment rentals	7,481	7,610	14,056	14,436
Equipment distribution	3,300	2,877	6,122	4,178
Parts and service	6,255	5,176	11,006	9,825
Total revenues	$25,215	$24,509	$47,281	$45,595
Segment gross profit
Essex Crane equipment rentals	$623	$1,080	$1,647	$1,736
Coast Crane equipment rentals	3,217	2,732	5,949	4,939
Equipment distribution	29	163	65	174
Parts and service	2,056	1,298	3,258	2,606
Total gross profit	$5,925	$5,273	$10,919	$9,455

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (Amounts in thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss	$(2,851)	$(2,741)	$(6,407)	$(5,910)
Benefit for income taxes	(1,899)	(1,581)	(4,112)	(3,520)
Foreign currency exchange (gains) losses	(85)	(99)	251	53
Interest expense	3,972	3,602	7,789	6,574
Other (income) expense	—	9	(1)	(2)
Loss from operations	(863)	(810)	(2,480)	(2,805)

Depreciation	4,471	4,613	8,912	9,217
Other depreciation and amortization	178	255	351	513
Adjusted EBITDA (1)	$3,786	$4,058	$6,783	$6,925

(1) Includes non-cash stock compensation and non-recurring expenses of $0.7 million and $0.4 million for the three months ended June 30, 2015 and 2014, respectively and $1.1 million and $1.0 million for the six months ended June 30, 2015 and 2014, respectively.

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Condensed Consolidated Balance Sheets (Amounts in thousands, except share data) (Unaudited)

	June 30, 2015	December 31, 2014

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$756	$1,087
Accounts receivable, net of allowances for doubtful accounts and credit memos of $3,472 and $3,019, respectively	16,706	16,981
Other receivables	1,742	1,700
Deferred tax assets	3,722	3,504
Inventory
Retail equipment	15,112	12,030
Retail spare parts, net	1,768	1,725
Rental equipment, held for sale	390	790
Prepaid expenses and other assets	1,554	1,516
TOTAL CURRENT ASSETS	41,750	39,333

Rental equipment, net	260,580	270,465
Property and equipment, net	4,755	4,613
Spare parts inventory, net	3,864	3,816
Identifiable finite lived intangibles, net	568	735
Goodwill	1,796	1,796
Loan acquisition costs, net	3,960	5,132

TOTAL ASSETS	$317,273	$325,890

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$5,693	$4,966
Accrued employee compensation and benefits	1,698	2,008
Accrued taxes	3,323	3,694
Accrued interest	1,115	870
Accrued other expenses	1,107	1,031
Unearned rental revenue	1,660	1,849
Customer deposits	855	350
Revolving credit facilities - short-term	142,185	142,709
Term loans - short-term	32,000	2,000
Promissory notes - short-term	1,655	—
Purchase money security interest debt - short-term	1,521	1,655
Capital lease obligation - short-term	71	35
TOTAL CURRENT LIABILITIES	192,883	161,167

LONG-TERM LIABILITIES
Revolving credit facility	2,514	1,781
Term loans	33,500	64,500
Promissory notes	—	1,655
Purchase money security interest debt	7,928	6,652
Deferred tax liabilities	30,626	34,487
Capital lease obligation	319	162
TOTAL LONG-TERM LIABILITIES	74,887	109,237

TOTAL LIABILITIES	267,770	270,404

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	—	—
Common stock, $.0001 par value, Authorized 40,000,000 shares; issued and outstanding 24,961,523 shares at June 30, 2015 and 24,824,614 shares at December 31, 2014	2	2
Paid in capital	126,894	126,510
Accumulated deficit	(77,484)	(71,077)
Accumulated other comprehensive income	91	51
TOTAL STOCKHOLDERS' EQUITY	49,503	55,486

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$317,273	$325,890